Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

WAVE Life Sciences Ltd.:

We consent to the use of our report dated September 4, 2015, except for note 16, as to which the date is November 5, 2015 incorporated by reference herein.

/s/ KPMG LLP

Cambridge, Massachusetts
December 17, 2015